POWER OF ATTORNEY

The undersigned Trustees of Rainier Investment Management Mutual Funds (the “Trust”) hereby appoint Melodie B. Zakaluk, individually as attorney-in-fact and agent, with the power to execute and to file any of the documents referred to below relating to the registration of the Trust’s securities under the Securities Act of 1933, as amended (the “Securities Act”), including: the Trust’s Registration Statement on Form N-14 or Form N-1A, and any all amendments thereto, including all exhibits; and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned Trustees hereby execute this Power of Attorney as of this 17th day of May, 2011.

Name	Title

/s/ Melodie B. Zakaluk	Trustee, Chief Executive Officer and President and Chief Financial Officer and Treasurer
Melodie B. Zakaluk

/s/ James E. Diamond, Jr.	Trustee
James E. Diamond, Jr.

/s/ John W. Ferris	Trustee
John W. Ferris

/s/ Gary L. Sundem	Trustee
Gary L. Sundem